EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


             As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 15, 1996 (except with respect to the matters discussed in Note 16 as to which the date is March 1,
        1996), incorporated by reference in Thermo Electron Corporation's Form 10-K for the year ended December 30, 1995, and to all references to our Firm included in this registration statement.


                                           Arthur Andersen LLP

        Boston, Massachusetts
        March 18, 1996